EXHIBIT 99.2

                                                  As Amended on January 27, 2000

                       ST. MARY LAND & EXPLORATION COMPANY

                           INCENTIVE STOCK OPTION PLAN

                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE
                            -------------------------

         1.1  Establishment.  St. Mary Land &  Exploration  Company,  a Delaware
              -------------
corporation (the "Company"), hereby establishes a stock option plan for key employees providing material services to the Company or any subsidiary of the Company as described herein, which shall be known as the "ST. MARY LAND & EXPLORATION COMPANY INCENTIVE STOCK OPTION PLAN" (the "Plan"). It is intended that the options issued to employees pursuant to the Plan constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code. The Company shall enter into stock option agreements with recipients of options pursuant to the Plan.

         1.2 Purpose. The purpose of the Plan is to enhance shareholder value by
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attracting,  retaining  and  motivating  key employees of the Company and of any subsidiary of the Company by providing them with a means to acquire a proprietary interest in the Company's success.

                                   ARTICLE II
                                   DEFINITIONS
                                   -----------

         2.1 Definitions.  Whenever used herein,  the following terms shall have
             -----------
the respective meanings set forth below, unless the context clearly requires otherwise, and when such meaning is intended, the term shall be capitalized.

             (a)      "Board" means the Board of Directors of the Company.
                       -----

             (b)      "Code"  means  the  Internal  Revenue  Code  of  1986,  as
                       ----
         amended.

             (c)      "Committee"  shall  mean the  Committee  provided  for  by
                       ---------
         Article IV hereof, which may be created at the discretion of the Board.

             (d)      "Company"  means  St. Mary Land &  Exploration  Company, a
                       -------
         Delaware corporation.

             (e)      "Date of  Exercise"  means the date the  Company  receives
                       -----------------
         notice,  by an  Optionee,  of the  exercise  of an Option  pursuant  to
         Section 8.1 of the Plan. Such notice shall indicate the number of shares of Stock the Optionee intends to acquire pursuant to exercise of the Option.

             (f)      "Employee"  means  any  person,  including  an  officer or
                       --------
         director of the Company or a Subsidiary Corporation, who is employed by the Company or a Subsidiary Corporation.

             (g)      "Fair  Market  Value" means the fair market value of Stock
                       -------------------
         upon which an option is granted under the Plan, determined as follows:

                    (i) If the Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the Fair Market Value shall be the last reported sale price of the Stock on the composite tape of such exchange on the date of issuance of this option, or if such day is not a normal trading day, the last trading day prior to the date of issuance of this option, and if no such sale is made on such day, the Fair Market Value shall be the average closing bid and asked prices for such day on the composite tape of such exchange; or

                    (ii) If the Stock is not so listed or  admitted  to unlisted trading privileges, the Fair Market Value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Quotation System (or, if not so quoted on NASDAQ, by the National Quotation Bureau, Inc.) on the last trading day prior to the date of issuance of the option.

             (h)      "Incentive Stock Option" means an Option granted under the
                       ----------------------
         Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

             (i)      "Option"  means  the  right,  granted  under the Plan,  to
                       ------
         purchase Stock of the Company at the option price for a specified period of time.

             (j)      "Optionee" means an  Employee holding an Option  under the
                       --------
          Plan.

             (k)      "Parent  Corporation" shall  have the meaning set forth in
                       -------------------
         Section 424(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

             (l)      "Subsidiary  Corporation" shall have the meaning set forth
                       -----------------------
         in Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition.

             (m)      "Significant  Shareholder" means an individual who, within
                       ------------------------
         the meaning of Section 422(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation of the Company. In determining whether an individual is a Significant Shareholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a shareholder, partnerships in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in Section 424(d) of the Code.

             (n)      "Stock" mean   the $.01  par  value  common  stock of  the
                       -----
         Company.

         2.2 Gender and Number.  Except when otherwise indicated by the context,
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any masculine  terminology when used in the Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         All Employees are eligible to participate in the Plan and receive Incentive Stock Options under the Plan. Optionees in the Plan shall be selected by the Board, in its sole discretion, from among those Employees who, in the opinion of the Board, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

                                   ARTICLE IV
                                 ADMINISTRATION
                                 --------------

         The Board shall be responsible for administering the Plan.

                  (a) The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Board with respect to the Plan and Options granted under the Plan shall be final and binding and conclusive for all purposes and upon all persons.

                  (b) At the discretion of the Board the Plan may be administered by a Committee of two or more non-employee Directors appointed by the Board (the "Committee"). The Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including any persons having any interests in any Options which may be granted under the Plan, and, by resolution or resolutions to provide for the creation and issuance of any Option, to fix the terms upon which, the time or times at or within which, and the price or prices at which any shares of Stock may be purchased from the Company upon the exercise of an Option. Such terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing an Option, and shall be consistent with the provisions of the Plan.

                  (c) Where a Committee has been created by the Board pursuant to this Article IV, references in the Plan to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by the Plan or by the Board.

                  (d) No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                                    ARTICLE V
                            STOCK SUBJECT TO THE PLAN
                            -------------------------

         5.1 Number.  The total number of shares of Stock hereby made  available
             ------
and reserved for issuance under the Plan upon exercise of Options shall be 1,650,000 shares. Notwithstanding anything to the contrary contained in the foregoing, to the extent that options are issued under any other current Stock Option Plan adopted by the Company, the shares of Stock reserved for issuance pursuant to Options granted under the Plan shall be reduced. The aggregate number of shares of Stock available under the Plan shall be subject to adjustment as provided in Section 5.3.

         5.2 Unused Stock. If an Option shall expire or terminate for any reason
             ------------
without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

         5.3 Adjustment  in  Capitalization.  In  the event of any change in the
             ------------------------------
outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, or other similar capital change, the aggregate number of shares of Stock set forth in Section 5.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive. In any such case, the number and kind of shares of Stock that are subject to any Option and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

                                   ARTICLE VI
                              DURATION OF THE PLAN
                              --------------------

         Subject to approval of shareholders, the Plan shall be in effect for ten years from the date of its adoption by the Board. Any Options outstanding at the end of such period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of such period if all Stock subject to it has been purchased pursuant to the exercise of Options granted under the Plan.

                                   ARTICLE VII
                             TERMS OF STOCK OPTIONS
                             ----------------------

         7.1 Grant of Options. Subject to Section 5.1, Options may be granted to
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Employees  at any time and from time to time as  determined  by the  Board.  The
Board shall have complete discretion in determining the terms and conditions and number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such Employees, their present and potential contributions to the Company and its Subsidiary Corporations, and such other factors as the Board in its discretion shall deem relevant. The Board is expressly given the authority to issue amended or replacement Options with respect to shares of Stock subject to an

Option previously granted hereunder. An amended Option amends the terms of an Option previously granted and thereby supersedes the previous Option. A replacement Option is similar to a new Option granted hereunder except that it provides that it shall be forfeited to the extent that a previously granted Option is exercised, or except that its issuance is conditioned upon the termination of a previously granted Option.

         7.2 No  Tandem  Options.  Where an  Option  granted  under  the Plan is
             -------------------
intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Optionee's right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under Section 422 of the Code.

         7.3 Option  Agreement;  Terms and Conditions to Apply Unless  Otherwise
             -------------------------------------------------------------------
Specified. As determined by the Board on the date of grant, each Option shall be
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evidenced by an Option  agreement  (the "Option  Agreement")  that  includes the
non-transferability   provisions  required  by  Section  10.2  hereof  and  that specifies: the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; such vesting or exercisability restrictions which the Board may impose and any other terms or conditions which the Board may impose. All such terms and conditions shall be determined by the Board at the time of grant of the Option.

               (a) If not otherwise specified by the Board, the following terms and conditions shall apply to Options granted under the Plan:

                    (i) Term.  The duration of the Option shall be for ten years
                        ----
               from the date of grant.

                    (ii)  Exercise of Option.  Unless an Option is terminated as
                          ------------------
               provided hereunder, an Optionee may exercise an Option pursuant to a vesting and exercisability schedule as determined by the Board, which vesting and exercisability schedule shall provide that an Option held by an Optionee who terminates his employment with the Company for reasons other than death, permanent and total disability, or termination of employment by the Company for cause shall upon such termination become exercisable to the extent vested immediately prior to such termination.

                    (iii) Termination.  Each Option granted pursuant to the Plan
                          -----------
               shall expire upon the earliest to occur of:

                         (A) The date set  forth in such  Option,  not to exceed
                    ten years from the date of grant (five years in the case of a Significant Shareholder);

                         (B) The completion of the merger or sale of substantially all of the Stock or assets of the Company with or to another company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary and, provided that the Company shall have given the Optionee at least thirty days' prior written notice of its intent to enter into such merger or sale (and the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger);

                         (C) Ninety days following the termination of the employment of an Optionee, except for termination for cause by the Company or termination because of the Optionee's death or disability (in which event of termination of employment due to the Optionee's death or disability, the Option shall expire one year following the termination of employment of an Optionee); or

                         (D) Immediately  upon the termination of the employment
                    of an Optionee by the Company for cause.

                    (iv)  Acceleration.  An Option shall become fully vested and
                          ------------
               exercisable irrespective of its other provisions (A) immediately prior to the completion of the merger or sale of substantially all of the stock or assets of Company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary (and the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger); or (B) upon termination of the Optionee's employment with the Company or a Subsidiary Corporation because of death, disability or normal retirement upon reaching the age of sixty-five.

                    (v)  Nontransferability.  All Options granted under the Plan
                         ------------------
               shall be nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

               (b) The Board shall be free to specify terms and conditions other than and in addition to those set forth above, in its discretion.

               (c) All Option Agreements shall incorporate the provisions of the Plan by reference.

         7.4 Option Price. No Option granted  pursuant to the Plan shall have an
             ------------
Option price that is less than the Fair Market Value of Stock on the date the Option is granted. Incentive Stock Options granted to Significant Shareholders shall have an Option price of not less than 110% of the Fair Market Value of Stock on the date of grant. The Option exercise price shall be subject to adjustment as provided in Section 5.3 above.

         7.5 $100,000 Per Year Limitation. To the extent that the aggregate fair
             ----------------------------
market value of Stock (determined as of the time the option with respect to such Stock is granted) with respect to which incentive stock options are exercisable for the first time by any Optionee during any calendar year (under this Plan and all other plans of the Company and any Parent Company or Subsidiary Corporation) exceeds $100,000, such options shall be treated as options which are not incentive stock options. The foregoing provision shall be applied by taking options into account in the order in which they were granted.

         7.6 Payment.  Payment for all shares of Stock shall be made at the time
             -------
that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash, or
(ii) if acceptable to the Board, in Stock or in some other form; provided, however, in the case of an Incentive Stock Option, that such other form of payment does not prevent the Option from qualifying for treatment as an "incentive stock option" within the meaning of the Code.

                                  ARTICLE VIII
                        WRITTEN NOTICE, ISSUANCE OF STOCK
                        ---------------------------------
                      CERTIFICATES, SHAREHOLDER PRIVILEGES
                      ------------------------------------

         8.1 Written  Notice.  An Optionee  wishing to exercise an Option  shall
             ---------------
give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares of Stock to be acquired pursuant to the exercise of the Option must accompany the written notice.

         8.2 Issuance of Stock Certificates.  As  soon  as practicable after the
             ------------------------------
receipt of written notice and payment, the Company shall deliver to the Optionee a certificate or certificates for the requisite number of shares of Stock.

         8.3  Privileges  of a  Shareholder.  An  Optionee  or any other  person
              -----------------------------
entitled to exercise an Option under the Option Agreement shall not have shareholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

                                   ARTICLE IX
                      TERMINATION OF EMPLOYMENT OR SERVICES
                      -------------------------------------

         9.1 Death or Disability.  Subject to any prior partial  exercise of the
             -------------------
Option, if an Optionee's employment terminates by reason of Optionee's death or permanent and total disability, the Option may be exercised up to one hundred percent of the shares originally subject to the Option at any time prior to the expiration date of the Option or within 12 months after the date of such death or disability, whichever period is the shorter, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of an Option or shall die intestate, the Optionee's legal representative or representatives.

         9.2 Termination  other  than for Cause or Due to Death. In the event of
             --------------------------------------------------
an Optionee's termination of employment other than by reason of death or permanent and total disability, the Optionee may exercise such portion of his Option as was vested and exercisable by him at the date of such termination (the "Termination Date") at any time within ninety days of the Termination Date. In any event, the Option cannot be exercised after the expiration of the term of the Option. Options not exercised within the applicable period specified above shall terminate.

                  (a) In the case of an Employee, a change of duties or position within the Company or an assignment of employment in a Subsidiary Corporation or Parent Corporation of the Company, if any, or from such a Corporation to the Company, shall not be considered a termination of employment for purposes of the Plan.

                  (b) The Option Agreements may contain such provisions as the Board shall approve with reference to the effect of approved leaves of absence upon termination of employment.

         9.3 Termination for Cause. In the event of an Optionee's termination of
             ---------------------
employment, which termination is by the Company or a Subsidiary Corporation for cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall terminate upon notice of termination for cause.

                                    ARTICLE X
                               RIGHTS OF OPTIONEES
                               -------------------

         10.1 Service.  Nothing in the Plan shall interfere with or limit in any
              -------
way the right of the Company or a Subsidiary Corporation to terminate any Employee's employment at any time, nor confer upon any Employee any right to continue in the employ of the Company or a Subsidiary Corporation.

         10.2  Non-transferability.  All Options granted under the Plan shall be
               -------------------
nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

                                   ARTICLE XI
                          OPTIONEE-EMPLOYEE'S TRANSFER
                          ----------------------------
                               OR LEAVE OF ABSENCE
                               -------------------

         For purposes of the Plan:

                  (a) A transfer of an Optionee who is an Employee from the Company to a Subsidiary Corporation or Parent Corporation, or from one such Corporation to another, or

                  (b) A leave of absence for such an Optionee (i) which is duly authorized in writing by the Company or a Subsidiary Corporation, and
         (ii) if the Optionee holds an Incentive Stock Option, which qualifies under the applicable regulations under the Code which apply in the case of incentive stock options,

shall not be deemed a termination of employment. However, under no circumstances may an Optionee exercise an Option during any leave of absence, unless authorized by the Board.

                                   ARTICLE XII
                          AMENDMENT, MODIFICATION, AND
                          ----------------------------
                             TERMINATION OF THE PLAN
                             -----------------------

                  (a) The Board may at any time terminate and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may:

                           (i) increase the total amount of Stock which may be purchased through Options granted under the Plan, except as provided in Article V;

                           (ii) change the class of Employees eligible to receive Options; or

                           (iii) otherwise amend or modify the Plan where approval of the shareholders is required by any law or regulation governing the Company.

                  (b) No amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

                                  ARTICLE XIII
                       ACQUISITION, MERGER OR LIQUIDATION
                       ----------------------------------

         13.1 Acquisition.
              -----------

                  (a) In the event that an acquisition occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of such acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread"), determined by the Board, equal to the difference between the net amount per share payable in the acquisition or as a result of the acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share.

                  (b) For purposes of this section, an "acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and entities. For purposes of this section, a controlling amount shall mean more than 50% of the issued and outstanding shares of Stock of the Company. The Company shall have the above option to cancel Options regardless of how the acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

                  (c) Where the Company  does not exercise its option under this
         Section 13.1 the remaining provisions of this Article XIII shall apply, to the extent applicable.

         13.2 Merger or  Consolidation.  If the Company  shall be the  surviving
              ------------------------
corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation, provided that the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger.

         13.3 Other Transactions.  A dissolution or a liquidation of the Company
              ------------------
or a merger and consolidation in which the Company is not the surviving corporation (the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger) shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then vested, subject to the provisions of the Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code Section 424(a).

                                   ARTICLE XIV
                             SECURITIES REGISTRATION
                             -----------------------

         14.1 Securities Registration.  In the event that the Company shall deem
              -----------------------
it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

         14.2  Representations.  Unless  the  Company  has  determined  that the
               ---------------
following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing
(i) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof within the meaning of the Securities Act of 1933, (ii) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred without registration thereof. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing. To the extent permitted by law, including the Securities Act of 1933, nothing herein shall restrict the right of a person exercising an Option to sell the shares received in an open market transaction.

                                   ARTICLE XV
                                 TAX WITHHOLDING
                                 ---------------

         Whenever shares of Stock are to be issued in satisfaction of Options exercised under the Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any.

                                   ARTICLE XVI
                                 INDEMNIFICATION
                                 ---------------

         To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or any Subsidiary Corporation may have to indemnify them or hold them harmless.

                                  ARTICLE XVII
                               REQUIREMENTS OF LAW
                               -------------------

         17.1  Requirements  of Law. The granting of Options and the issuance of
               --------------------
shares  of  Stock  upon the  exercise  of an  Option  shall  be  subject  to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         17.2  Governing  Law. The Plan,  and  all agreements  hereunder,  shall
               --------------
be construed in accordance with and governed by the laws of the State of Colorado.

                                  ARTICLE XVIII
                             EFFECTIVE DATE OF PLAN
                             ----------------------

         The Plan shall be effective on March 27, 1997.

                                   ARTICLE XIX
                              COMPLIANCE WITH CODE
                              --------------------

         Incentive Stock Options granted hereunder are intended to qualify as "incentive stock options" under Code ss. 422. If any provision of the Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under the Plan being treated as incentive stock options under the Code.

                                   ARTICLE XX
                        NO OBLIGATION TO EXERCISE OPTION
                        --------------------------------

         The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.

                                   ARTICLE XXI
                              SHAREHOLDER APPROVAL
                              --------------------

         The Plan was approved by a vote of the majority of the shares of common stock of the Company on May 21, 1997.

         THIS INCENTIVE STOCK OPTION PLAN was adopted by the Board of Directors of St. Mary Land & Exploration Company on March 27, 1997, to be effective upon adoption, and was amended by the Board of Directors on July 24, 1997, on March 25, 1999 to increase the number of shares available for issuance under Article V to 1,650,000, and on January 27, 2000.

                         ST. MARY LAND & EXPLORATION COMPANY

                         By:      /s/ RICHARD C. NORRIS
                                  ---------------------
                                  Richard C. Norris

                         Title:  Vice President-Finance, Secretary and Treasurer